THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES ADMINISTRATION OR REGULATORY AUTHORITY.

DEBT SETTLEMENT AGREEMENT

THIS AGREEMENT is made effective as of the 24th day of November, 2010.

BETWEEN:
W.S. OIL & GAS , a Texas limited
partnership, with an address at 2002 Bedford, Midland,
TX 79701

(the "Creditor")
OF THE FIRST PART

AND:
DORAL ENERGY CORP., a Nevada corporation, with
a corporate office at 3300 N. “A” Street, Bldg 2, Suite
218, Midland TX 79705

(the “Corporation")
OF THE SECOND PART

WHEREAS:

A. On or about August 24, 2009, the Corporation issued a convertible promissory note, as amended, (the “Convertible Note”) to the Creditor pursuant to which the Corporation agreed to pay the Creditor an aggregate of $500,000 on account of principal and interest in accordance with the terms of the Convertible Note;

B. The Corporation was not able to make the scheduled payments to the Creditor under the terms of the Convertible Note and is in default of its obligations under the terms of the Convertible Note;

C. As of the date of this Agreement, the Corporation has settled $100,000 of the aggregate amounts payable to the Creditor under the Convertible Note, leaving an aggregate of $400,000 payable to the Creditor on account of principal and interest under the terms of the Convertible Note (the “Indebtedness”); and

D. The Creditor and the Corporation have, on the terms and conditions set out in this Agreement, agreed to settle the Indebtedness by the issuance to the Creditor of shares of the Corporation’s common stock at a price of $0.02 per share, equal to the average closing price of the Corporation’s common stock as quoted by the OTC Bulletin Board for the 20 trading days prior to the date of this Agreement.

THE PARTIES HEREBY AGREE AS FOLLOWS:

1. DEFINITIONS

1.1 The following terms will have the following meanings for all purposes of this Agreement:

(a)	"Agreement" means this Agreement, and all appendices, schedules and amendments to the Agreement.

(b)	“Common Stock” means the common stock of the Corporation, par value $0.001 per share.

(c)	"Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

(d)	“Indebtedness” means the total of the amounts owed by the Corporation to the Creditor, including all principal amounts and interest thereon, under the Convertible Note.

(e)	“Offering" means the offering of the Shares by the Corporation.

(f)	“Purchase Price” means the purchase price for the Shares as set out in Section 2.1 of this Agreement.

(g)	"SEC" means the United States Securities and Exchange Commission.

(h)	"Securities Act" means the United States Securities Act of 1933, as amended.

(i)	"Shares" means those shares of Common Stock to be issued by the Corporation to the Creditor subject to the terms and conditions of this Agreement.

1.2 All dollar amounts referred to in this agreement are in United States Dollars, unless expressly stated otherwise.

2. PURCHASE AND SALE OF SHARES

2.1 Subject to the terms and conditions of this Agreement, the Creditor hereby subscribes for and agrees to purchase from the Corporation 20,000,000 Shares at a price equal to $0.02 per Share, or $400,000 in the aggregate. Upon execution of this Agreement by the Creditor, the subscription by the Creditor for the Shares set out above will be irrevocable.

2.2 Notwithstanding any other provision of this Agreement, the Corporation’s obligation to issue Shares to the Creditor under the terms of this Agreement is conditional upon the Offering and the sale of the Shares to the Creditor complying with all securities laws and other applicable laws of the jurisdiction in which the Creditor is resident. The Creditor agrees to deliver to the Corporation all other documentation, agreements, representations and requisite government forms required by the lawyers for the Corporation as required to comply with all securities laws and other applicable laws of the jurisdiction of the Creditor.

2.3 The Creditor hereby authorizes and directs the Corporation to deliver the securities to be issued to such Creditor pursuant to this Agreement to the Creditor’s address indicated on the first page of this Agreement.

3. SETTLEMENT OF INDEBTEDNESS

3.1 The Corporation and the Creditor agree to offset the full amount of the Purchase Price against the full amount of the Indebtedness.

3.2 Forthwith upon the execution of this Agreement by the Creditor and the Corporation, the Corporation agrees to deliver to the Creditor a share certificate representing the Shares issuable under this Agreement.

3.3 Upon the delivery by the Corporation of the share certificate representing the Shares issuable under this Agreement, the Creditor agrees to remise, release and forever discharge the Corporation and its directors, officers, servants and agents (collectively the “Releasees”) from any and all debts, obligations, claims, demands, dues, actions and causes of action whatsoever, at law or in equity, and whether known or unknown, suspected or unsuspected which the Creditor has or may in the future have against the Releasees or any of them with respect to any matter relating to the Indebtedness and the Convertible Note.

4. RESTRICTED SHARE AGREEMENTS OF THE CREDITOR

4.1 The Creditor acknowledges that the Shares are “restricted securities” within the meaning of the Securities Act and will be issued to the Creditor in accordance with an exemption from the registration requirements of the Securities Act based on the representations and warranties of the Creditor in this Agreement.

4.2 The Creditor agrees not to reoffer, resell, transfer or otherwise dispose of the Shares unless such reoffer, resale, transfer or disposition is made pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration statement requirements of the Securities Act and any applicable state securities laws. The Creditor further agrees that the Corporation may refuse to register any resale or transfer of the Shares not made pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act and any applicable state securities laws.

4.3 The Creditor acknowledges and agrees that all certificates representing the Shares will be “restricted securities” under the Securities Act and will be endorsed with the following legend in accordance with the Securities Act or such similar legend as deemed advisable by the lawyers for the Company to ensure compliance with the Securities Act and any applicable state securities laws:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.”

5. REPRESENTATIONS AND WARRANTIES OF THE CREDITOR

The Creditor, represents and warrants to the Corporation as follows, and acknowledges that the Corporation is relying upon such representations and warranties in entering into this Agreement:

5.1 The Creditor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters such that it is capable of evaluating the merits and risks of the investment in the Shares. The Creditor can bear the economic risk of this investment, and was not organized for the purpose of acquiring the Shares.

5.2 The Creditor has had full opportunity to review the Corporation’s periodic filings with the SEC pursuant to the Securities Act and the Exchange Act, including the Corporation’s Annual Reports, Quarterly Reports and Current Reports and additional information regarding the business and financial condition of the Corporation. The Creditor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. The Creditor further represents that it has had an opportunity to ask questions and receive answers from the Corporation regarding the terms and conditions of the Offering and the business, properties, prospects and financial condition of the Corporation. The Creditor has had full opportunity to discuss this information with the Creditor’s legal and financial advisers prior to execution of this Agreement.

5.3 The Creditor acknowledges that the offering of the Shares by the Corporation has not been reviewed by the SEC or any state securities administration or regulatory authorities and that the Shares are being issued by the Corporation pursuant to an exemption from registration under the Securities Act and applicable state securities laws.

5.4 The Creditors understands that the Shares it is purchasing are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the Corporation in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Creditor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

5.5 The Shares will be acquired by the Creditor for investment purposes, for the Creditor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Creditor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Creditor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

5.6 The Creditor is not aware of any advertisement or general solicitation regarding the offer or sale of the Shares or any of the Corporation’s securities.

5.7 This Agreement has been duly authorized, validly executed and delivered by the Creditor.

5.8 Everett Willard Gray II, the CEO and a director of the Corporation, is the general partner of the Creditor, and the Creditor has received all information it considers necessary or appropriate for deciding whether to purchase the Shares.

5.9 The Creditor has satisfied itself as to the full observance of the laws of his or her jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within his jurisdiction for the purchase of the Shares; (ii) any foreign exchange restrictions applicable to such purchase; (iii) any governmental or other consents that may need to be obtained; (iv) the income tax and other tax consequences, if any, that may be relevant to an investment in the Shares; and (v) any restrictions on transfer applicable to any disposition of the Shares imposed by the jurisdiction in which the Creditor is resident.

6. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

The Corporation, represents and warrants to the Creditor as follows, and acknowledges that the Creditor is relying upon such representations and warranties in entering into this Agreement:

6.1 The Corporation has the right and authority to enter into this Agreement and to issue the Shares to the Creditor, both on the terms and conditions set out herein.

6.2 The Shares, when issued in accordance with the terms and conditions set out in this Agreement, and upon the Creditor granting the release set out in Section 3.3, will be validly issued, fully paid and non-assessable shares in the Common Stock of the Corporation.

7. MISCELLANEOUS

7.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Corporation and to the Creditor at their addresses indicated on the first page of this Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

7.2 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

7.3 This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof.

7.4 Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada.

7.5 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

7.6 Time shall be of the essence of this Agreement.

7.7 This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held illegal, invalid or unenforceable, such provision shall be severed herefrom and be ineffective to the extent of such illegality, invalidity and unenforceability, and such illegality, invalidity and unenforceability shall not affect or impair the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

7.8 All covenants, agreements, representations on the part of each of the parties, notwithstanding any investigations or enquiries made by any of the parties prior to closing or the waiver of any condition by any of the parties, shall survive the date hereof.

7.9 This Agreement has been prepared by O’Neill Law Group PLLC as legal counsel for the Corporation and the Creditor acknowledges and agrees that it has been advised to seek independent legal counsel with respect to the matters contained in this Agreement, and that the Creditor had had full opportunity to seek and obtain the advise of such independent legal counsel.

7.10 This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart

IN WITNESS WHEREOF, this Agreement is executed as of the day and year first written above.

WS OIL & GAS LIMITED,
a Texas limited partnership,
by its authorized signatory:

/s/ Everett W. Gray, II

General Partner

DORAL ENERGY CORP.

/s/ Brad E. Heidelberg
By:
Brad E. Heidelberg
Director